SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 28, 2006

INTERNATIONAL FIGHT LEAGUE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21134	04-2893483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 West 33rd Street, Suite 650, New York, NY  10001

(Address of Principal Executive Offices)(Zip Code)

(212) 356-4000
Registrant’s Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement  communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement  communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 3.02 - Unregistered Sales of Equity Securities.

International Fight League, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”), dated as of December 22, 2006, among the Company and the purchasers named therein (the “Purchasers”). The Securities Purchase Agreements provide for the sale by the Company to the Purchasers of a total of 19,376,000 shares of common stock, par value $0.01 (the “Shares”), at a price of $1.25 per share for gross proceeds of $24,220,000. The transactions contemplated by the Securities Purchase Agreements closed on December 28, 2006 (the “Closing Date”). The Company issued, on December 22, 2006, a press release under Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), announcing its entry into the Securities Purchase Agreements and describing the transactions contemplated thereby.  The full text of the  press release is attached hereto as Exhibit 99.1.

All of the Purchasers represented that they were “accredited investors,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and the sale of the Shares was made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act.

In connection with the Securities Purchase Agreements, the Company and the Purchasers entered into a Registration Rights Agreement, dated as of December 28, 2006, and the Company agreed to file a registration statement to register the resale of the common stock, within 60 days of the Closing Date and to use reasonable best efforts to cause the registration statement to be declared effective within 150 days (or 180 days upon full review by the SEC).

In connection with the private placement, the Company incurred expenses which included, without limitation, commissions to the placement agent, legal and accounting fees, and other miscellaneous expenses, of approximately $2 million. In addition, the Company will also issue five-year warrants to purchase 581,280 shares of the Company’s common stock, or 3% of the number sold in the private placement, to the placement agent as additional compensation for their services.

The Company did not use any form of advertising or general solicitation in connection with the sale of the Shares. The Shares are non-transferable in the absence of an effective registration statement under the Act, or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

The description of the private placement described in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement filed as Exhibit 10.8, and the form of Registration Rights Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K (collectively, the “Transaction Documents”), all of which are incorporated herein by reference. The forms of the Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures

Item 9.01 - Financial Statements and Exhibits

See the Exhibit Index hereto, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FIGHT LEAGUE, INC.

	By:	/s/ Gareb Shamus
Name: Gareb Shamus
Title: Chairman and Chief Executive Officer
Date: January 5, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement, dated as of December 22, 2006.

10.8	Form of Registration Rights Agreement, dated as of December 22, 2006.

99.1	Press Release of International Fight League, Inc., dated December 22, 2006.